Exhibit 10.37

EXECUTION COPY

NOTE MODIFICATION AND AMENDMENT

                This NOTE MODIFICATION AND AMENDMENT is made this       day of December, 2005, by and between Acorda Therapeutics, Inc., a Delaware corporation (the “Maker”), and Elan Pharma International Limited a private limited company incorporated under the laws of Ireland (the “Holder”).

                1.             Reference is made to (i) that certain Limited Recourse Convertible Promissory Note, in the original principal amount of $5,000,000 made by the Maker in favor of the Holder, dated January 22, 1997 (as heretofore amended, supplemented or otherwise modified, the “Limited Recourse Note”) and (ii)  that certain Full Recourse Convertible Promissory Note, in the original principal amount of $2,500,000 made by the Maker in favor of the Holder, dated January 22, 1997 (as heretofore amended, supplemented or otherwise modified, the “Full Recourse Note”; and, together with the Limited Recourse Note, referred to herein as the “Notes”). Capitalized terms used herein without definition shall have the meanings provided therefor in the respective Notes.

                2.             The Maker has requested, and the Holder has agreed, that the terms of Section 4 of the Full Recourse Note be amended as follows:

                                (i)            the text “; and” preceding “(iii)” therein shall be deleted and replaced by “,”; and

                                (ii)           immediately prior to the “.” at the end of clause (iii)  thereof, the following shall be inserted; “,and (iv)  any obligations owing by the Company, including in respect of sales or other transfers by the Company of percentage interests in the gross or net revenues derived from the sale, licensing or other transfer of its products which relate to tizanidine hydrochloride, whether or not the same shall be reflected as debt on the Company’s financial statements or tax reporting, pursuant to the Revenue Interests Assignment Agreement between the Company and an affiliate of Paul Royalty Fund II, L.P. (“PRF”) dated on or about December 20, 2005, provided that the amounts that may be received by the Company from PRF shall not exceed Twenty-Five Million Dollars ($25,000,000).”

                3.             The Maker has requested, and the Holder has agreed, that the terms of Section 4 of the Limited Recourse Note be amended as follows:

                                (i)            the text “; and” preceding “(iii)” therein shall be deleted and replaced by “;”; and

                                (ii)           immediately prior to the “.” at the end of clause (iii) thereof, the following shall be inserted: “; and (iv) any obligations owing by the Company, including in respect of sales or other transfers by the Company of percentage interests in the gross or net revenues derived from the sale, licensing or other transfer of its products which relate to tizandine hydrochloride, whether or not the same shall be reflected as debt on the Company’s financial statements or tax reporting, pursuant to the Revenue Interests Assignment Agreement between the Company and an affiliate of Paul Royalty Fund II, L.P. (“PRF”) dated on or about December 20, 2005, provided that the amounts that may be received by the Company from PRF shall not exceed Twenty-Five Million Dollars ($25,000,000).”

                4.             The Holder hereby represents that it has not sold or otherwise transferred any interest in the Notes to any other person or entity (except that the Holder has agreed, pursuant to a Purchase Agreement dated October 26, 2005 to sell the Notes to Saints Capital IV, L.P. and Saints Capital V, L.P.) and the Holder hereby covenants and agrees to provide a copy of this Note Modification and Amendment to any such transferee in the future (prior to such transfer taking place).

                5.             Except as modified hereby, the terms and provisions of the Notes (as in effect prior to this Note Modification and Amendment) shall remain in full force and effect and the Holder, in agreeing to the terms hereof, reserves all of its rights in connection therewith.

                6.             This Note Modification and Amendment may be executed by the Holder and the Maker in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. This Note Modification and Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the parties have duly executed this Note Modification and Amendment as of the date first above written.

ACORDA THERAPEUTICS, INC

By:	/s/ Ron Cohen
Name:	Ron Cohen
Title:

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Kevin Insley
Name:	Kevin Insley
Title:	Authorized Signatory